UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2014

Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1291-B NW 65 PLACE
FORT LAUDERDALE, FL 33309

(Address of principal executive offices)

5307 NW 35TH TERRACE
FORT LAUDERDALE, FL 33309

(Former address if changed from Last Report)

(954) 581-9800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2014, our Board of Directors appointed Richard J. Grable II to serve as an Officer and Director.  Immediately upon the appointment of Mr. Grable as an officer and director of the Company, our Chief Executive Officer and Chairman, Linda B. Grable, and our Executive Vice President and Chief Financial Officer and Director, Allan L. Schwartz, resigned from their positions as officers and directors of the Company.  These resignations occurred as a result of the entry of agreed final judgments against Ms. Grable and Mr. Schwartz in the litigation brought by the Securities and Exchange Commission (“SEC”) against them and the Company in September 2013.  See Item 8.01 “Other Events.”

Mr. Grable has more than 13 years marketing experience having served as Marketing Manager and Director of Marketing for public and private companies in the medical and other global industries.  He began his career as a Marketing Manager in 2000 for one of the world’s largest and oldest publishers in the maritime industry, The Maritime Group. From 2010 until 2013, Mr. Grable worked for IDSI as the Company’s Director of Marketing.  Grable earned a bachelor's degree in psychology from the Florida Atlantic University in 1998.  Mr. Grable is the son of Ms. Grable, and her late husband, the Company’s founder, Richard J. Grable.  A compensation package for Mr. Grable will be determined by the Board at a later date.

Item 8.01.  Other Events.

On September 19, 2013, IDSI was served with a Complaint filed by the U.S. Securities and Exchange Commission (the “SEC”) in the U.S. District Court for the Southern District of Florida against IDSI, IDSI’s chief executive officer Linda Grable and IDSI’s chief financial officer Allan Schwartz.  The Complaint alleged that the Company and the individual defendants made material misstatements and omissions in public filings in 2008 and 2009 regarding the timing of its application for FDA marketing approval and in 2010 regarding IDSI’s failure to remit payroll taxes to the Internal Revenue Service.  Finally, the SEC Complaint alleged that Mrs. Grable and Mr. Schwartz failed to timely file beneficial ownership reports in 2009, 2010 and 2011 regarding grants to them of restricted stock and stock options.

The Complaint charged IDSI, Ms. Grable and Mr. Schwartz with violating Section 17(a)2 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5(b) under the Exchange Act.  The Complaint also alleged violations of various other provisions of the Exchange Act and rules thereunder.  The SEC sought permanent injunctions against securities law violations, as well as and penny stock bars and officer and director bars against Ms. Grable and Mr. Schwartz.  The Complaint also sought unspecified civil financial penalties.

On March 17, 2014, agreed final judgments were entered pursuant to a settlement agreement between the parties.  Under the settlement, neither Ms. Grable, Mr. Schwartz nor the Company admitted or denied the SEC’s allegations.  All of the injunctive relief sought by the SEC was granted, including prohibitions on service by Ms. Grable and Mr. Schwartz as officers or directors of public companies.  In addition, each individual defendant agreed to a civil penalty judgment of $150,000.  The judgment against the Company contains no financial relief and is limited to injunctive relief prohibiting future securities law violations.

The individual defendants and the Company entered into this settlement because they believed that it was in the best interests of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date: March 21, 2014	/s/ Richard J. Grable II
	By:	Richard J. Grable II
President